Exhibit 21

As of December 31, 2019

A table of subsidiaries of GCI Liberty, Inc. is set forth below, indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business. Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Entity Name	Domicile
Alaska United Fiber System Partnership	AK
BBN, Inc.	AK
Bortek, LLC	DE
Broadband Holdco, LLC	DE
Celebrate Interactive LLC (fka Celebrate Interactive Holdings, LLC)	DE
Cycle30, Inc.	AK
Denali Media Anchorage, Corp.	AK
Denali Media Holdings, Corp.	AK
Denali Media Juneau, Corp.	AK
Denali Media Southeast, Corp.	AK
Evite, Inc.	DE
GCI Cable, Inc.	AK
GCI Communication Corp.	AK
GCI Fiber Communication Co., Inc.	AK
GCI Holdings, LLC	DE
GCI NADC LLC	AK
GCI SADC LLC	AK
GCI Wireless Holdings, LLC	AK
GCI, LLC	DE
Integrated Logic LLC	AK
Kodiak-Kenai Cable Company, LLC	AK
Kodiak Kenai Fiber Link, Inc.	AK
Liberty Interactive Advertising, LLC	DE
LMC Social, LLC	DE
LV Bridge, LLC	DE
Potter View Development Co., Inc.	AK
Provide Gifts, Inc.	DE
Supervision, Inc.	AK
The Alaska Wireless Network, LLC	DE
Unicom, Inc.	AK
United Utilities, Inc.	AK
United2, LLC	AK
United-KUC, Inc.	AK
Ventures Holdco, LLC	DE
Yukon Tech, Inc.	AK
Yukon Telephone Company, Inc.	AK